Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154-1402
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

January 26, 2006

MIDWEST AIR GROUP REPORTS FOURTH QUARTER RESULTS

Summary: Fourth Quarter 2005 vs. Fourth Quarter 2004

•    Operating revenue increased 37.8% to $142.8 million

•    Scheduled service revenue passenger miles increased 40.2% to 863.4 million on a 36.6% increase in capacity

•    Operating loss of $14.0 million vs. $19.2 million

•    Net loss of $13.8 million vs. $19.4 million

•    A per-share loss of $0.79 (includes $0.06 in aircraft purchase deposit write-offs) vs. loss of $1.11

•    Higher fuel prices negatively impacted operating results by $12.9 million, or $0.74 per share

Milwaukee, Wisconsin, January 26, 2006 – Midwest Air Group, Inc. (AMEX: MEH) today reported fourth quarter results for its Midwest Airlines and Skyway Airlines (dba Midwest Connect) operations.

“The competitive environment and high fuel prices continued to challenge us in the fourth quarter, as they have throughout a difficult year,” said Timothy E. Hoeksema, chairman and chief executive officer. “Although disappointing from an earnings perspective, the quarter included numerous bright spots. We significantly increased revenue while lowering non-fuel costs, posted impressive gains in market share, and ended the year in a strong cash position.”

Comparing fourth quarter 2005 to fourth quarter 2004, operating revenue increased 37.8% to $142.8 million. Operating results improved to a $14.0 million loss from a $19.2 million loss in the fourth quarter of 2004, while net results improved to a $13.8 million loss from a $19.4 million loss. (Due to accumulated losses, Midwest Air Group discontinued recording federal income tax benefit on losses beginning with second quarter 2004 and state income tax benefit on losses beginning with second quarter 2005.) Per share results were a loss of $0.79, compared with a $1.11 loss in the same quarter a year earlier.

The revenue increase reflects a 40.2% increase in passenger traffic, due to strong customer demand in response to strategic pricing actions and schedule and service enhancements. A 1.2% increase in revenue yield was driven primarily by the improving industry pricing environment. Total operating expenses increased 27.6%, due to increases in fuel expense, station costs and aircraft rental expenses. Fuel expense increased $23.4 million, or 75.7% – of which $12.9 million ($0.74 per share) was related to price increases (calculated by applying 2004 prices to actual gallons consumed in 2005 and comparing the result to actual 2005 expense). The company also recorded $1.0 million ($0.06 per share) for the write-off of aircraft purchase deposits. Fuel expense includes the effect of hedging, which favorably impacted fuel costs by $2.1 million ($0.08 per gallon) in the quarter.

Midwest posted sizeable gains in market share in its Milwaukee and Kansas City hubs in November, the most recent month for which market share results are available:

•    Midwest Airlines and Midwest Connect carried 50.9% of all passengers departing from Milwaukee during November, up from 41.2% in the same month a year earlier. In November 2005, the airlines transported 145,376 Milwaukee passengers, up 34% from 108,588 passengers in November 2004.

•    In Kansas City, Midwest market share rose to 8.9% for November from 5.2% in the same month a year earlier. In November 2005, Midwest Airlines carried a total of 36,068 Kansas City passengers, up 71% from 21,123 passengers in November 2004.

For the year ended 2005, operating revenue increased 25.9% to $523.0 million. Operating results fell to a $65.2 million loss from a $45.3 million loss in 2004, while net results fell to a $64.9 million loss from a $43.1 million loss last year. Included in the 2004 loss was a tax benefit of $4.0 million. Results per share fell to a $3.71 loss from a $2.47 loss in 2004. Fuel expense increased $69.7 million, or 64.3% – of which $48.9 million ($2.79 per share) was related to price increases.

Year-end 2005 results include a $15.6 million ($0.89 per share) impairment charge for the disposal of aircraft, $1.0 million ($0.06 per share) for the write-off of aircraft purchase deposits and $0.8 million ($0.05 per share) for the write-off of capitalized lease arranger and legal expenses, a $0.9 million ($0.05 per share) litigation settlement, and $0.7 million ($0.04 per share) in severance costs. A change in the employee vacation policy reduced expense by $1.9 million ($0.11 per share). Year-to-date 2004 results include $1.2 million ($0.07 per share) of costs related to the disposition of aircraft.

At Midwest Airlines, revenue per scheduled service available seat mile increased 6.4% in the quarter. Load factor increased 1.3 percentage points due to a 43.0% increase in passenger traffic on a 40.4% increase in capacity. Revenue yield increased 4.1%. For the year, revenue per scheduled service available seat mile increased 9.6%. Load factor increased 7.0 percentage points due to a 36.0% increase in passenger traffic on a 22.6% increase in capacity. Revenue yield decreased 1.9%.

Into-plane fuel prices increased 32.0% in fourth quarter 2005, averaging $2.10 per gallon versus $1.59 per gallon in fourth quarter 2004, and resulted in an $11.3 million (pre-tax) unfavorable price impact. Fuel consumption increases resulted in a $9.9 million (pre-tax) unfavorable impact in the quarter, primarily as a result of an increase in the number of operating hours.

In the quarter, cost per available seat mile (unit costs) at Midwest Airlines decreased $0.0079 to $0.1089, or 6.7% (excluding fuel, decreased $0.0178 to $0.0696, or 20.4%) compared with fourth quarter 2004. Contributing to the improvement in unit costs was a $1.4 million ($0.0012 per ASM) reduction in expenses due to a change in the company vacation policy.

At Midwest Connect, revenue per scheduled service available seat mile increased 14.1% in the quarter. Traffic increased 12.0% on a 2.8% increase in capacity, resulting in a 5.3 percentage point improvement in load factor, while revenue yield increased 4.8%. Cost per available seat mile increased $0.0664 to $0.3060, or 27.7% (excluding fuel, increased $0.0504 to $0.2339, or 27.5%) compared with fourth quarter 2004, due primarily to labor costs associated with new ramp and dining services functions performed for Midwest Airlines; the transfer of ramp and dining services functions to Midwest Connect has lowered the total cost to Midwest Air Group. The company recorded $1.0 million ($0.0104 per ASM) for the write-off of aircraft purchase deposits. A change in the company vacation policy reduced expenses by $0.5 million ($0.0051 per ASM). Into-plane fuel prices increased 31.2% in fourth quarter 2005, averaging $2.19 per gallon versus $1.67 per gallon in fourth quarter 2004, resulting in a $1.7 million (pre-tax) unfavorable price impact. Fuel consumption was virtually unchanged quarter over quarter.

Note: Cost per available seat mile excluding fuel expense is an industry measurement that provides management and investors the ability to track changes in cost absent fuel-related expenses.

The company ended the quarter with $99.0 million in unrestricted cash, up from $76.2 million on September 30, 2005 and $81.5 million at December 31, 2004. The improvement in the company’s cash position was primarily due to the signing of a multi-year contract amendment and extension with Juniper Bank, the vendor of its Midwest Airlines MasterCard, which included a change in payments from quarterly in arrears to annually in advance starting in December 2005. The company’s cash position also benefited from the overall improvement in the airline industry environment in recent months, as well as its own pricing and marketing initiatives. Capital spending – net of credits used to fund such spending – resulted in a cash outlay of $9.2 million for the year and consisted primarily of costs associated with the acquisition of additional spare parts for the Boeing 717 fleet, purchase of an MD-80 engine, and equipment and leasehold improvements for the in-house dining services program.

In the fourth quarter of 2005:

•    Midwest Airlines took delivery of two Boeing 717 aircraft, bringing the total number of 717s in its fleet to 22. The airline will complete its Boeing 717 fleet with the delivery of three additional 717s in the first half of 2006. Midwest removed two older MD-81 aircraft from scheduled service, one of which was sold in the quarter.

•    Midwest Airlines introduced new lower-priced roundtrip excursion fares for travel on Signature, Saver Service and Midwest Connect flights. The new fares require a 21-day advance purchase and a Friday- or Saturday-night stay.

•    Midwest Airlines launched daily nonstop Signature Service between Kansas City and Orlando, Pittsburgh, San Diego and Tampa, and increased frequency on its popular service between Kansas City and Ft. Lauderdale. Additionally, Midwest retimed many of its Kansas City flights to make it more convenient for passengers connecting through Kansas City to cities throughout the country. With the new service, Midwest Airlines offers nonstop service from Kansas City to 12 destinations with 23 departures each weekday.

•    Midwest Airlines resumed its seasonal Milwaukee-Ft. Myers service, which continues through April 30, 2006, and reinstated additional seasonal frequency to other Florida cities earlier than in prior years.

•    Midwest Airlines completed the upgrade of equipment on its Minneapolis/St. Paul flights from regional jets to new Boeing 717s to respond to the growing customer demand. Minnesota passengers can now enjoy the comfort of Midwest Airlines Signature Service from the newly expanded Humphrey Terminal on five nonstop flights each weekday to Milwaukee, where they can make quick connections to 40 destinations nationwide.

•    The 2005 Zagat Air Travel Survey rated Midwest Airlines “Top Domestic Airline,” marking the fifth time the airline has ranked #1. Midwest has earned the top spot in every Zagat survey since its inception in 1990.

•    Midwest Airlines opened a dining services center in Kansas City, supplementing its Milwaukee facility and enabling the airline to offer its popular Best Care Cuisine to passengers on flights departing from Kansas City. The facility also allows the airline to add its digEplayer inflight entertainment system to longer flights in and out of Kansas City.

•    Midwest Airlines enrolled the 2 millionth member in its Midwest Miles frequent flyer program. Midwest Miles began in 1986 as the Midwest Express Frequent Flyer program and is now a full-featured loyalty program that provides members numerous ways to earn miles that can be redeemed for free travel aboard Midwest, international travel aboard participating airline partners, free car rentals and hotel stays, and theme park tickets.

•    Midwest Airlines carried Milwaukee’s General Mitchell International Airport’s 7 millionth passenger of 2005 – the first time 7 million passengers have used the airport in a single year.

•    Midwest Airlines received Federal Aviation Administration approval to allow passengers to use portable oxygen concentrators. The airline is one of only a few domestic carriers that permits onboard use of the devices.

•    Skyway Airlines, which operates as Midwest Connect, developed an Aviation Safety Action Program with the Federal Aviation Administration and all of the airline’s eligible employee groups. The program encourages voluntary, non-punitive reporting of safety concerns by aviation employees to their employers.

In the first quarter of 2006:

•    On January 30, Midwest Airlines will expand its popular Premier Pet Program to offer in-cabin travel to small dogs flying in airline-approved carriers that fit below the seat. The frequent flyer program awards pets one free roundtrip flight after flying with their owners on three paid roundtrip flights or six paid one-way flights. Additionally, members of the airline’s Midwest Miles program can earn free trips for their pets by redeeming miles they have earned.

•    On February 12, Midwest Airlines will increase frequency in three popular markets: Milwaukee-Boston, Milwaukee-Kansas City and Kansas City-Orlando. In the two Milwaukee markets, the frequency increases represent an early reinstatement of normal seasonal service resulting from growing passenger demand.

“Throughout 2005, we made significant progress in our efforts to maximize revenue through our total revenue strategy and to decrease costs through companywide productivity improvements and better aircraft utilization,” concluded Hoeksema. “Moving forward, we believe we’re well positioned to take advantage of the improving industry environment and leverage our efforts into improved earnings performance.”

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Skyway Airlines, Inc. – its wholly owned subsidiary – operates as Midwest Connect, which offers connections to Midwest Airlines as well as point-to-point service between select markets on regional jet and turboprop aircraft. Together, the airlines offer service to 47 cities, including San Diego – the airline’s newest destination. More information is available at www.midwestairlines.com.

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This document contains forward-looking statements that may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “expect,” “anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from projected results due to the risk factors described in the “Risk Factors” section of Part 1 of the company’s “Annual Report on Form 10-K” for the year ended December 31, 2004 and the company’s most recent Form 10-Q.

Editor’s note: Tables follow

MIDWEST AIR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,		% Change
	2005	2004	Better/(Worse)

Operating revenues:
Passenger service	$125,279	$88,271	41.9%
Cargo	1,831	1,528	19.8%
Other	15,656	13,833	13.2%
Total operating revenues	142,766	103,632	37.8%

Operating expenses:
Salaries, wages and benefits	37,240	36,483	(2.1%)
Aircraft fuel and oil	54,229	30,859	(75.7%)
Commissions	3,694	2,638	(40.0%)
Dining services	2,186	1,825	(19.8%)
Station rental, landing and other fees	13,240	9,595	(38.0%)
Aircraft maintenance materials and repairs	13,142	13,579	3.2%
Depreciation and amortization	3,646	4,230	13.8%
Aircraft rentals	13,872	10,833	(28.1%)
Impairment loss	-	-	-
Other	15,473	12,773	(21.1%)
Total operating expenses	156,722	122,815	(27.6%)
Operating loss	(13,956)	(19,183)	27.2%

Other income (expense):
Interest income	1,016	641	58.4%
Interest expense	(908)	(924)	1.7%
Other, net	0	(5)	100.0%
Total other income (expense)	108	(288)	137.4%

Loss before income tax provision	(13,848)	(19,471)	28.9%
Income tax provision	-	(84)	(100.0%)
Net loss	$(13,848)	$(19,387)	28.6%

Loss per common share – basic	$(0.79)	$(1.11)	28.8%
Loss per common share – diluted	$(0.79)	$(1.11)	28.8%

Weighted average shares – basic	17,553,323	17,467,989
Weighted average shares – diluted	17,553,323	17,467,989

MIDWEST AIR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended
	December 31,		% Change
	2005	2004	Better/(Worse)

Operating revenues:
Passenger service	$459,652	$354,201	29.8%
Cargo	6,323	5,001	26.4%
Other	57,014	56,044	1.7%
Total operating revenues	522,989	415,246	25.9%

Operating expenses:
Salaries, wages and benefits	147,010	142,747	(3.0%)
Aircraft fuel and oil	178,079	108,391	(64.3%)
Commissions	13,784	10,386	(32.7%)
Dining services	9,622	7,469	(28.8%)
Station rental, landing and other fees	46,282	39,375	(17.5%)
Aircraft maintenance materials and repairs	51,823	42,578	(21.7%)
Depreciation and amortization	16,001	17,309	7.6%
Aircraft rentals	51,468	40,323	(27.6%)
Impairment loss	15,622	-	-
Other	58,466	51,920	(12.6%)
Total operating expenses	588,157	460,498	(27.7%)
Operating loss	(65,168)	(45,252)	(44.0%)

Other (expense) income:
Interest income	3,723	1,874	98.6%
Interest expense	(3,581)	(3,793)	5.6%
Other, net	0	(14)	100.0%
Total other expense	142	(1,933)	107.3%

Loss before income tax credit	(65,026)	(47,185)	(37.8%)
Income tax credit	(140)	(4,053)	(96.5%)
Net loss	$(64,886)	$(43,132)	(50.4%)

Loss per common share – basic	$(3.71)	$(2.47)	(50.2%)
Loss per common share – diluted	$(3.71)	$(2.47)	(50.2%)

Weighted average shares – basic	17,508,360	17,430,972
Weighted average shares – diluted	17,508,360	17,430,972

MIDWEST AIR GROUP, INC.
NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Midwest Airlines Operations
Total GAAP operating expenses ($000)	$131,111	$101,714	$495,418	$382,236
ASMs (000)	1,203,466	870,823	4,417,682	3,685,372
CASM	$0.1089	$0.1168	$0.1121	$0.1037

Total GAAP operating expenses ($000)	$131,111	$101,714	$495,418	$382,236
Less: aircraft fuel ($000)	$47,320	$25,611	$153,859	$91,315

Operating expenses excluding fuel ($000)	$83,791	$76,103	$341,559	$290,921
ASMs (000)	1,203,466	870,823	4,417,682	3,685,372
CASM excluding fuel	$0.0696	$0.0874	$0.0773	$0.0789

Midwest Connect Operations
Total GAAP operating expenses ($000)	$29,325	$22,409	$103,141	$83,355
ASMs (000)	95,823	93,530	382,251	362,785
CASM	$0.3060	$0.2396	$0.2698	$0.2298

Total GAAP operating expenses ($000)	$29,325	$22,409	$103,141	$83,355
Less: aircraft fuel ($000)	$6,909	$5,248	$24,220	$17,076

Operating expenses excluding fuel ($000)	$22,416	$17,161	$78,921	$66,279
ASMs (000)	95,823	93,530	382,251	362,785
CASM excluding fuel	$0.2339	$0.1835	$0.2065	$0.1827

Midwest Air Group
Total GAAP operating expenses ($000)	$156,722	$122,815	$588,157	$460,498
ASMs (000)	1,299,289	964,353	4,799,932	4,048,157
CASM	$0.1206	$0.1274	$0.1225	$0.1138

Total GAAP operating expenses ($000)	$156,722	$122,815	$588,157	$460,498
Less: aircraft fuel ($000)	$54,229	$30,859	$178,079	$108,391

Operating expenses excluding fuel ($000)	$102,493	$91,956	$410,078	$352,107
ASMs (000)	1,299,289	964,353	4,799,932	4,048,157
CASM excluding fuel	$0.0789	$0.0954	$0.0854	$0.0870

Note: Numbers and totals in this table may not be recalculated due to rounding.

MIDWEST AIR GROUP, INC.
OPERATING STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Midwest Airlines Operations
Origin & Destination Passengers	778,121	555,358	3,009,082	2,226,679
Revenue Passenger Miles (000s)	802,119	561,104	3,121,785	2,296,252
Scheduled Service Available Seat Miles (000s)	1,185,368	844,449	4,358,678	3,554,656
Total Available Seat Miles (000s)	1,203,466	870,823	4,417,682	3,685,372
Load Factor (%)	67.7%	66.4%	71.6%	64.6%
Revenue Yield	$0.1279	$0.1228	$0.1193	$0.1216
Revenue per Scheduled Service ASM (1)	$0.0917	$0.0861	$0.0903	$0.0824
Total Cost per Total ASM	$0.1089	$0.1168	$0.1121	$0.1037
Total Cost per Total ASM (ex-fuel cost) (2)	$0.0696	$0.0874	$0.0773	$0.0789
Average Passenger Trip Length (miles)	1,031	1,010	1,038	1,031
Number of Flights	12,653	9,141	46,492	37,391
Into-plane Fuel Cost per Gallon	$2.10	$1.59	$1.85	$1.34
Full-time Equivalent Employees at End of Period	1,905	2,057	1,905	2,057
Aircraft in Service at End of Period	34	30	34	30

Midwest Connect Operations
Origin & Destination Passengers	200,273	178,204	820,487	680,233
Revenue Passenger Miles (000s)	61,317	54,764	242,210	203,895
Scheduled Service Available Seat Miles (000s)	95,823	93,258	381,983	362,505
Total Available Seat Miles (000s)	95,823	93,530	382,251	362,785
Load Factor (%)	64.0%	58.7%	63.4%	56.2%
Revenue Yield	$0.3705	$0.3537	$0.3606	$0.3680
Revenue per Scheduled Service ASM (1)	$0.2433	$0.2132	$0.2346	$0.2125
Total Cost per Total ASM	$0.3060	$0.2396	$0.2698	$0.2298
Total Cost per Total ASM (ex-fuel cost) (2)	$0.2339	$0.1835	$0.2065	$0.1827
Average Passenger Trip Length (miles)	306	307	295	300
Number of Flights	14,510	14,522	59,550	56,599
Into-plane Fuel Cost per Gallon	$2.19	$1.67	$1.91	$1.40
Full-time Equivalent Employees at End of Period	1,001	774	1,001	774
Aircraft in Service at End of Period	21	22	21	22

Midwest Air Group
Revenue Passenger Miles (000s)	863,436	615,868	3,363,995	2,500,147
Scheduled Service Available Seat Miles (000s)	1,281,191	937,706	4,740,662	3,917,161
Total Available Seat Miles (000s)	1,299,289	964,353	4,799,932	4,048,157
Load Factor (%)	67.4%	65.7%	71.0%	63.8%
Revenue Yield	$0.1451	$0.1433	$0.1366	$0.1417
Revenue per Scheduled Service ASM (1)	$0.1030	$0.0988	$0.1019	$0.1242
Total Cost per Total ASM	$0.1206	$0.1274	$0.1225	$0.1138
Total Cost per Total ASM (ex-fuel cost) (2)	$0.0789	$0.0954	$0.0854	$0.0870
Number of Flights	27,163	23,663	106,042	93,990
Into-plane Fuel Cost per Gallon	$2.11	$1.60	$1.86	$1.35
Full-time Equivalent Employees at End of Period	2,906	2,831	2,906	2,831
Aircraft in Service at End of Period	55	52	55	52

(1) Passenger, cargo and other transport-related revenue divided by scheduled service ASMs.
(2) Non-GAAP measurement.

Note:  All statistics exclude charter operations except the following: total available seat miles ("ASMs"), cost per total ASM, into-plane fuel cost, number of employees and aircraft in service. Aircraft acquired but not yet placed into service are excluded from the aircraft in service statistics.
Numbers in this table may not be recalculated due to rounding.